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                                                                      EXHIBIT 21


                        Direct and Indirect Subsidiaries
                               As of June 30, 2002


North American & Related Operations

Ameri-Kart Corp.                                     Kansas
Ameri-Kart (MI) Corp.                                Michigan
Buckhorn Inc.                                        Ohio
         - Buckhorn Ltd.                             UK
         - Buckhorn Canada, Inc.                     Ontario, Canada
         - Buckhorn of California, Inc.              Ohio
         - Buckhorn Rubber Products Inc.             Missouri
Dillen Products, Inc.                                Nevada
Eastern Tire Equipment & Supplies, Limited           Quebec, Canada
Grower Express Trucking, Inc.                        Ohio
Listo Products, Ltd.                                 Yukon Territory
MYEcap Financial Corp.                               Ohio
Myers Industries International, Inc.                 Ohio
Myers Missouri, Inc.                                 Missouri
         - AC Buckhorn LLC (50%)                     Missouri
Myer's Tire Supply (Canada) Limited                  Ontario, Canada
Myers Tire Supply Distribution, Inc.                 Ohio
Patch Rubber Company                                 North Carolina
         - Kwik Patch Private Ltd. (30.98%)          India
Plastic Parts, Inc.                                  Kentucky
R.B. Mfg. Co.                                        Ohio


Operating Divisions of Myers Industries, Inc.

Advanced Traffic Markings (of Patch Rubber Company)    Roanoke Rapids, NC
Akro-Mils (of Myers Industries, Inc.)                  Akron, Ohio
Dillen Products  (of Myers Industries, Inc.)           Middlefield, Ohio
Molded Solutions (of Buckhorn Rubber Products Inc.)    Mebane, NC






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
European and Foreign Operations

Allibert-Buckhorn Europe SAS                                         France
MYElin International Finance, SA                                     France (Resident of Ireland)
Myers Europe, SA                                                     France
        - ATMP                                                       France
        - SCI de la Plaine                                           France
        - Holdiplast                                                 France
        - Allibert Equipement, SA                                    France
                -- Allibert Anshan Cuves SARL (10%)                  China
                -- Allibert Equipement US Inc.                       Delaware, USA
                         --- AC Buckhorn LLC (50%)                   Missouri, USA
                -- Allibert Contenitori SpA                          Italy
                -- Allibert Contentores                              Portugal
                -- Allibert Buckhorn UK Ltd.                         UK
                         --- Allibert Manutencion S.A.               Spain
                  -- Allibert Equipement Sprl                        Belgium
                  -- Allibert Transport und Lagertechnik  GmbH       Austria
         - Allibert Transport und Lagertechnik
                           Verwaltungsgesellschaft mbH               Germany
         - Allibert Transport und Lagertechnik GmbH & Co Kg          Germany

Myers de El Salvador S.A. De C.V.                                    El Salvador
         -  Orientadores Comerciales S.A.                            Guatemala
         -  Myers de Panama S.A.                                     Panama
         -  Myers TSCA, S.A.                                         Panama

raaco International A/S                                              Denmark
         - raaco Benelux B.V.                                        Netherlands
         - raaco Denmark A/S                                         Denmark
         - raaco France                                              France
         - raaco Germany                                             Germany
         - raaco Great Britain                                       UK
         - raaco Sweden                                              Sweden


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